Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
May 3, 2006		(858) 503-3233

MAXWELL TECHNOLOGIES REPORTS 1ST QUARTER FINANCIAL RESULTS

Non-cash Charges Increase Net Loss; Telecom Wins Driving Ultracapacitor Sales Rebound

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY, MAY 3, 2006 – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported a net loss of $7.5 million, or $0.45 per share, on revenue of $12.0 million for its first quarter ended March 31, 2006. That compares with a net loss of $2.2 million or $0.14 per share, on revenue of $9.8 million for the same period in 2005. The Q1 2006 loss reflects the impact of non-cash provisions totaling $5.3 million, or $0.32 per share, including $936,000 of compensation expense for stock options and restricted stock grants and charges of $904,000 for amortization and $3.5 million for a change in “fair value” of conversion features in $25 million of convertible debentures and warrants issued in December 2005.

Dr. Richard Balanson, Maxwell’s president and chief executive officer said that the first four months of 2006 brought a number of significant developments in the company’s evolution from an emerging research and development-oriented organization to a rapidly growing global manufacturer of ultracapacitors and other proprietary, high-value products, including:

•	High-volume ultracapacitor purchase orders from Enercon GmbH for wind energy systems and General Hydrogen for fuel cell-based power packs for forklifts;

•	Formation of an offshore ultracapacitor manufacturing alliance with Belton Technology Group in China to support future high-volume production requirements;

•	Introduction of more than 30 new BOOSTCAP® ultracapacitor cells and multi-cell modules;

•	An agreement to license ultracapacitor technology and supply ultracapacitor electrode material to Shanghai Urban Electric Power Investment Development Corp. in China and an electrode supply agreement with Yeong-Long Technologies Co, Ltd. in Taiwan, and

•	Significant strengthening of the company’s management team with the addition of George Kreigler as vice president, operations, and Michael Liedtke as vice president, business development.

“These events continue to demonstrate that ultracapacitor applications are expanding rapidly, and that Maxwell is moving aggressively to position itself to capture a significant share of what we believe will be a multi-billion-dollar market opportunity in the coming decade,” Balanson said.

Balanson said that, although ultracapacitor revenue declined sequentially to $2.8 million in the first quarter, BOOSTCAP® product sales are rebounding strongly with the completion of new product qualifications, and are expected to approach $4 million in the second quarter ending June 30.

“Recent major wins in the telecommunications market already have generated initial orders in Q2, and we expect them to combine with ongoing ramps in industrial and transportation applications to drive accelerating growth in the second half of the year,” Balanson said. “The level of design-in activity in the transportation and automotive sectors is growing month-to-month, and we continue to expect additional wins by the end of the year.”

Balanson said that total revenue for Q1 also was negatively impacted by delays in Microelectronics product shipments. On a more positive note, sales of CONDIS® high-voltage capacitor products, which achieved an all-time high in 2005, are on pace to exceed last year’s record levels, requiring a 24 hour-per-day, seven days-a-week production schedule at the company’s Rossens, Switzerland facility.

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MAXWELL REPORTS 1st QUARTER FINANCIAL RESULTS

Gross margin on first quarter sales was 29 percent, the same as in Q1 2005, and is expected to improve with increasing revenue in Q2 2006. Cash and investments in marketable securities totaled $31.7 million as of March 31, 2006. The company will file its Quarterly Report on Form 10-Q with the SEC, including complete financial statements, by May 9.

Balanson noted that, to comply with the accounting treatment for convertible debentures and warrants, the company will record a non-cash loss or gain each quarter, based on the calculated change in fair value of the conversion features of those securities. In addition, the company will recognize non-cash compensation expense each quarter for stock option and restricted stock grants under its equity incentive plan.

Management will conduct a conference call and simultaneous webcast to discuss first quarter financial results and the outlook for the balance of 2006, and answer analysts’ questions at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 795-1259 from the U.S. and Canada, or (785) 832-0326 for international callers. The webcast and subsequent replay may be accessed at the company’s web site via the following link: http://www.maxwell.com/investors/presentations.html.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules and POWERCACHE® backup power systems provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

Forward Looking Statements - Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	general economic conditions in the markets served by the company’s products;

•	cost-effective manufacturing and the success of out-sourced manufacturing;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://www.maxwell.com/company/investors/sec_filings.html. All information in this release is as of May 3, 2006. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
Products	$11,971	$9,785

Total revenues	11,971	9,785
Cost of sales	8,459	6,996

Gross profit	3,512	2,789
Operating expenses (income):
Selling, general and administrative	4,263	3,291
Research and development	2,206	1,750
Amortization of other intangibles	19	19
Gain on disposal of property and equipment	(66)	—

Total operating expenses	6,422	5,060

Loss from operations	(2,910)	(2,271)
Interest (expense) income, net	(6)	39
Amortization of debt discount and prepaid costs	(904)	—
Loss on embedded derivatives	(3,500)	—
Other (expense) income, net	(31)	173

Loss from continuing operations before income taxes	(7,351)	(2,059)
Income tax provision	175	144

Loss from continuing operations	(7,526)	(2,203)
Income from discontinued operations, net of tax	75	37

Net loss	$(7,451)	$(2,166)

Net loss per common share-basic and diluted:
Loss from continuing operations	$(0.45)	$(0.14)

Net loss per common share	$(0.45)	$(0.14)

Shares used in computing net loss per common share-basic and diluted	16,651	15,716

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,020	$25,760
Investments in marketable securities	7,726	696
Trade and other accounts receivable, net	7,811	6,915
Inventories, net	10,689	9,536
Prepaid expenses and other current assets	1,228	841

Total current assets	43,474	43,748
Property and equipment, net	11,407	10,368
Other intangible assets, net	1,498	1,541
Goodwill	18,682	18,549
Prepaid pension asset	5,124	4,930
Restricted cash	8,000	8,000
Other non-current assets	1,215	1,328

	$89,400	$88,464

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,801	$6,870
Accrued warranty	788	632
Accrued employee compensation	2,490	2,588
Short-term borrowings and current portion of long-term debt	1,709	1,695
Deferred tax liability-current portion	291	291
Net liabilities of discontinued operations	363	527

Total current liabilities	12,442	12,603
Deferred tax liability, long-term	1,198	1,198
Long-term debt, excluding current portion	25,005	22,212
Stock warrants	4,100	2,600
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 17,057 and 16,600 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	1,706	1,660
Additional paid-in capital	137,716	136,135
Unearned compensation	—	(2,438)
Accumulated deficit	(95,051)	(87,600)
Accumulated other comprehensive income	2,284	2,094

Total stockholders’ equity	46,655	49,851

	$89,400	$88,464